UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/14/2005

Wells Real Estate Investment Trust II, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-107066

MD	20-0068852
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of Principal Executive Offices, Including Zip Code)

770-449-7800
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.01.    Completion of Acquisition or Disposition of Assets

Acquisition of the 180 Park Avenue 105 Building

On March 14, 2005, Wells Real Estate Investment Trust II, Inc. (the "Registrant") purchased a three-story office building containing approximately 222,000 rentable square feet (the "180 Park Avenue 105 Building"). The 180 Park Avenue 105 Building is located on an approximate 26.6-acre parcel of land at 180 Park Avenue in Florham Park, New Jersey. The purchase price of the 180 Park Avenue 105 Building was approximately $53.5 million, plus closing costs. The acquisition was funded with net proceeds raised from the Registrant's ongoing public offering and with proceeds from the Registrant's $430.0 million line of credit with Bank of America, N.A. The 180 Park Avenue 105 Building was purchased from Florham 105, LLC, which is not affiliated with the Registrant, its subsidiaries or Wells Capital, Inc. (the "Advisor").

The 180 Park Avenue 105 Building, which was completed in 2001, is leased to Novartis Pharmaceuticals Corporation ("Novartis") (approximately 72.2%). Approximately 27.8% of the 180 Park Avenue 105 Building is currently vacant.

Novartis, an affiliate of Novartis AG, researches, develops, manufactures and markets prescription drugs used to treat a number of diseases and conditions, including central nervous system disorders, organ transplantation, cardiovascular diseases, dermatological diseases, respiratory disorders, cancer and arthritis. Novartis AG, which is traded on the New York Stock Exchange, employs approximately 81,400 people and reported a net worth, as of December 31, 2004, of approximately $21.1 billion. The current aggregate annual base rent payable under the Novartis lease, which expires in 2009, is approximately $4.6 million. Novartis has the right, at its option, to extend the initial term of its lease for one additional five-year period.

Linque Management Company, Inc, which is not affiliated with the Registrant, its subsidiaries or the Advisor, is the current on-site property manager for the 180 Park Avenue 105 Building. The Registrant does not intend to make significant renovations or improvements to the 180 Park Avenue 105 Building in the near term. Management believes that the 180 Park Avenue Building is adequately insured.

Item 7.01.    Regulation FD Disclosure

On March 17, 2005, the Registrant issued a press release announcing the acquisition of a two-building Class A office portfolio in Mason, Ohio. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01.    Financial Statements and Exhibits

(a)       Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before May 27, 2005, by amendment to this Form 8-K.

(b)       Pro Forma Financial Information. See Paragraph (a) above.

(c)       Press Release dated March 17, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: March 17, 2005.	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated March 17, 2005.